Redfin Second-Quarter 2018 Revenue up 36% Year-over-Year to $142.6 Million

SEATTLE - August 9, 2018 - Redfin Corporation (NASDAQ: RDFN), the technology-powered residential real estate brokerage, today announced financial results for the second quarter ended June 30, 2018. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation as well as depreciation and amortization expenses.

Revenue increased 36% year-over-year to $142.6 million during the second quarter. Gross profit was $45.2 million, an increase of 22% from $37.0 million in the second quarter of 2017. Gross margin was 32%, compared to 35% in the second quarter of 2017. Real estate services(1) gross profit was $45.5 million, an increase of 22% from $37.2 million in the second quarter of 2017. Real estate services gross margin was 35%, compared to 37% in the second quarter of 2017. Operating expenses were $42.8 million, an increase of 31% from $32.7 million in the second quarter of 2017. Operating expenses were 30% of revenue, down from 31% in the second quarter of 2017.

Net income was $3.2 million, compared to net income of $4.3 million in the second quarter of 2017. Stock-based compensation was $4.8 million, up from $2.6 million in the second quarter of 2017. Depreciation and amortization was $1.9 million, up from $1.6 million in the second quarter of 2017.

GAAP net income (loss) per share, basic and diluted, reflects accretion expense for changes in the fair value of our redeemable convertible preferred stock, which was outstanding prior to its conversion to common stock following our initial public offering ("IPO"). GAAP net income per share, basic and diluted, was $0.04, compared to GAAP net loss per share, basic and diluted, of $7.15 in the second quarter of 2017. Adjusted net income per share, basic and diluted,(2) which excludes accretion expense for changes in the fair value of our redeemable convertible preferred stock and assumes its conversion to common stock in connection with our IPO as of the first day of the reported period, was $0.06 in the second quarter of 2017. As a result of the conversion of our redeemable convertible preferred stock in connection with our IPO, there was no accretion expense in the second quarter of 2018.

"Redfin's share gains again accelerated in the second quarter, with especially strong growth in the number of Redfin listings we sold," said Redfin CEO Glenn Kelman. "We also saw the first improvement in homebuyers' engagement with our agents in nearly three years, a sign that our increased levels of personal service will pay off. We expect U.S. home sales growth to slow and even perhaps reverse in August and September, but believe Redfin will continue to gain share at a high rate because of our service quality and pricing, as well as consumers' increasing Redfin awareness. And finally, we've again expanded the portfolio of services we offer our customers, by committing to a long-term expansion of Redfin Now, our business of buying homes from their owners, and selling those homes on our own account."

Highlights

•
Reached market share of .83% of U.S. existing home sales by value in the second quarter of 2018. Redfin’s second-quarter market share increased .19 percentage points year over year, an acceleration from the .15 percentage-point year-over-year increase in the first quarter. This gain shows continued acceleration of market-share gains from 2017, which saw year-over-year increases of .10 percentage points in the first quarter, .11 in the second, .14 in the third, and .15 in the fourth quarter.(3)

•
Increased the percentage of Redfin transactions from repeat customers and personally referred customers by 35% in the second quarter compared to the second quarter of 2017. These customers closed at more than double the rate of those we met directly from the website.

•
Outperformed competitors in retaining buy-side customers as sellers. Customers who bought a home with Redfin were 69% more likely to sell that home with Redfin, compared to traditional-brokerage buyers selling with the same brokerage. In 2016, Redfin buyers were just 42% more likely to sell that home with Redfin compared to the industry average, showing a widening advantage in customer loyalty.

•
Earned a Net Promoter Score ("NPS"), a measure of customer satisfaction, that was 50% higher than competing brokerages’, as measured in a Redfin-commissioned May 2018 survey of people who bought or sold a home in the previous 12 months. In the May 2017 survey, Redfin’s NPS was just 32% better than other brokerages, so the gap is widening. This was the sixth consecutive survey in which Redfin’s customer satisfaction was higher than our competitors’.

•
Introduced a new Home Values tab on all Redfin city and neighborhood pages. Redfin.com users can click on the Home Values tab to see price trends, recently sold homes, information about offers in the area, school rankings, and Walk Score. Home Values pages provide information to consumers while building future website traffic through high-ranking real estate search terms.

•
Expanded Redfin Mortgage to Georgia and Ohio, now serving homebuyers in seven states and Washington D.C., with plans to launch in additional states in the coming months. Redfin Mortgage is part of the long-term vision of integrating lending with Redfin's existing brokerage and title businesses, ultimately leading to an entirely digital closing.

(1) Prior to reporting our financial results for the second quarter ended June 30, 2018, we had one reportable segment ("real estate") that reflected revenue derived from commissions and fees charged on real estate services transactions closed by us or partner agents representing customers in buying and selling homes. Beginning with our financial results for the second quarter ended June 30, 2018, we recognized a new reportable segment ("properties") that reflects revenue from when we sell homes that we previously bought directly from homeowners. Concurrent with our recognition of the new "properties" segment, we changed the name of our "real estate" segment to "real estate services." Prior to our financial results for the second quarter ended June 30, 2018, we included the results from our "properties" segment as part of our "other" segment.

(2) Adjusted net income per share, basic and diluted, are non-GAAP financial measures as defined by the Securities and Exchange Commission ("SEC"). A reconciliation of GAAP to non-GAAP financial measures is provided below in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(3) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. home sales by the mean sale price of these sales, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of real estate services transactions conducted by our lead agents or our partner agents. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of August 9, 2018, and are subject to substantial uncertainty.

For the third quarter of 2018 we expect:

•
Total revenue between $137.1 million and $141.3 million, representing year-over-year growth between 25% and 29% compared to the third quarter of 2017. Properties segment revenue between $10.1 million and $12.0 million is included in the guidance provided.

•
Net income between $1.2 million and $2.8 million, compared to net income of $10.6 million in the third quarter of 2017. This guidance includes approximately $5.6 million of expected stock-based compensation, $2.0 million of expected depreciation and amortization, and $1.6 million of interest expense from the convertible notes issued in July 2018.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding our future operating results included under the header Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as supplemented by our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have used non-GAAP financial measures, specifically adjusted net income (loss) per share, basic and diluted, in this press release. The presentation of these financial measures is not intended to be considered in isolation or as a substitute of, or superior to, financial information prepared and presented in accordance with GAAP.

We believe these non-GAAP financial measures enable comparison of financial results between periods where net income (loss) per share, basic and diluted, may vary independent of business performance. There are limitations associated with the use of non-GAAP financial measures as an analytical tool, in particular the adjustments to our GAAP financial measures reflect the exclusion of accretion expense, which is related to our redeemable convertible preferred stock that converted into common stock upon the completion of our IPO in August 2017. Included in weighted-average shares outstanding, basic and diluted, are shares of redeemable convertible preferred stock as if all such shares were converted to common stock on the first date of each period presented. These measures may be different from non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. A reconciliation of adjusted net income (loss) per share, basic and diluted, to net income (loss) per share, basic and diluted, has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

About Redfin
Redfin (www.redfin.com) is the technology-powered residential real estate brokerage. Founded by software engineers, we run the country's #1 most-visited brokerage website and offer a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 80 markets throughout the United States. Our mission is to redefine real estate in the consumer’s favor. In a commission-driven industry, we put the customer first. We do this by pairing our own agents with our own technology to create a service that is faster, better, and costs less. Since our launch in 2006 through 2017, we have helped customers buy or sell more than 120,000 homes worth more than $60 billion.

Redfin-F

Contacts

Investor Relations
Elena Perron, 206-576-8610
ir@redfin.com

Public Relations
Jani Strand or Rachel Musiker, 206-588-6863
press@redfin.com

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue	$142,642	$104,935	$222,536	$164,802
Cost of revenue (1)	97,429	67,975	171,626	121,467
Gross profit	45,213	36,960	50,910	43,335
Operating expenses:
Technology and development (1)	13,033	10,090	25,796	19,762
Marketing (1)	14,435	10,132	27,770	20,591
General and administrative (1)	15,288	12,466	32,062	26,833
Total operating expenses	42,756	32,688	85,628	67,186
Income (loss) from operations	2,457	4,272	(34,718)	(23,851)
Interest income and other income, net:
Interest income	729	32	1,307	76
Other income, net	21	—	179	13
Total interest income and other income, net	750	32	1,486	89
Net income (loss)	$3,207	$4,304	$(33,232)	$(23,762)
Accretion of redeemable convertible preferred stock	$—	$(110,921)	$—	$(135,690)
Net income (loss) attributable to common stock - basic and diluted	$3,207	$(106,617)	$(33,232)	$(159,452)
Net income (loss) per share attributable to common stock - basic	$0.04	$(7.15)	$(0.40)	$(10.74)
Net income (loss) per share attributable to common stock - diluted	$0.04	$(7.15)	$(0.40)	$(10.74)
Weighted average shares - basic	83,164,670	14,913,234	82,590,979	14,840,759
Weighted average shares - diluted	90,743,178	14,913,234	82,590,979	14,840,759

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Cost of revenue	1,392	699	2,691	1,414
Technology and development	1,726	751	3,200	1,482
Marketing	157	123	276	242
General and administrative	1,503	1,065	2,808	2,182
Total	4,778	2,638	8,975	5,320

Redfin Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)

Assets:
Current assets:
Cash and cash equivalents	$194,237	$208,342
Restricted cash	17,408	4,316
Prepaid expenses	3,337	8,613
Accrued revenue, net	18,902	13,334
Inventory	14,519	3,382
Other current assets	1,828	328
Loans held for sale	3,584	1,891
Total current assets	253,815	240,206
Property and equipment, net	23,855	22,318
Intangible assets, net	3,050	3,294
Goodwill	9,186	9,186
Other assets	7,077	6,951
Total assets:	296,983	281,955
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	3,855	1,901
Accrued liabilities	34,045	26,605
Other payables	17,700	4,068
Loan facility	3,492	2,016
Current portion of deferred rent	1,467	1,267
Total current liabilities	60,559	35,857
Deferred rent, net of current portion	10,811	10,668
Total liabilities	71,370	46,525
Commitments and contingencies
Stockholders’ equity:
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 83,785,251 and 81,468,891 shares issued and outstanding, respectively	84	81
Preferred stock—par value $0.001 per share; 10,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	387,764	364,352
Accumulated deficit	(162,235)	(129,003)
Total stockholders’ equity	225,613	235,430
Total liabilities and stockholders’ equity:	$296,983	$281,955

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017

Operating activities
Net loss	$(33,232)	$(23,762)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,902	3,539
Stock-based compensation	8,974	5,320
Change in assets and liabilities:
Prepaid expenses	5,277	1,842
Accrued revenue	(5,568)	(3,885)
Inventories	(11,137)	(1,582)
Other current assets	(1,470)	8,064
Other long-term assets	(125)	377
Accounts payable	1,934	901
Accrued liabilities	7,481	8,481
Deferred lease liability	(583)	1,097
Origination of loans held for sale	(29,249)	(3,022)
Proceeds from sale of loans originated as held for sale	27,555	2,477
Net cash used in operating activities	(26,241)	(153)
Investing activities
Maturities and sales of short-term investments	—	1,239
Purchases of short-term investments	—	(992)
Purchases of property and equipment	(4,045)	(9,435)
Net cash used in investing activities	(4,045)	(9,188)
Financing activities
Proceeds from issuance of common stock	14,394	1,017
Tax payment related to net share settlements on restricted stock units	(227)	—
Payment of initial public offering costs	—	(1,807)
Borrowings from warehouse credit facilities	28,551	2,932
Repayments of warehouse credit facilities	(27,076)	(2,403)
Other payables - customer escrow deposits related to title services	13,631	7,814
Net cash provided by financing activities	29,273	7,553
Net change in cash, cash equivalents, and restricted cash	(1,013)	(1,788)
Cash, cash equivalents, and restricted cash:
Beginning of period	212,658	67,845
End of period	$211,645	$66,057
Supplemental disclosure of non-cash investing and financing activities
Accretion of redeemable convertible preferred stock	$—	$(135,690)
Stock-based compensation capitalized in property and equipment	$(244)	$(131)
Initial public offering cost accruals	$—	$(343)
Property and equipment additions in accounts payable and accrued expenses	$(21)	$—
Leasehold improvements paid directly by lessor	$(926)	$(104)
Cash in transit for exercised stock options	$(30)	$—

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016

Monthly average visitors (in thousands)	28,777	25,820	21,377	24,518	24,400	20,162	16,058	17,795	17,021
Real estate services transactions:
Brokerage	12,971	7,285	8,598	10,527	10,221	5,692	6,432	7,934	7,497
Partner	3,289	2,237	2,739	3,101	2,874	2,041	2,281	2,663	2,602
Total	16,260	9,522	11,337	13,628	13,095	7,733	8,713	10,597	10,099

Real estate services revenue per transaction:
Brokerage	$9,510	$9,628	$9,659	$9,289	$9,301	$9,570	$9,428	$9,333	$9,524
Partner	2,281	2,137	2,056	1,960	1,945	1,911	1,991	1,932	1,633
Aggregate	$8,048	$7,869	$7,822	$7,621	$7,687	$7,548	$7,481	$7,474	$7,491

Aggregate home value of real estate services transactions (in millions)	$7,910	$4,424	$5,350	$6,341	$6,119	$3,470	$4,018	$4,898	$4,684
U.S. market share by value	0.83%	0.73%	0.71%	0.71%	0.64%	0.58%	0.56%	0.57%	0.53%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	68%	66%	69%	69%	69%	68%	71%	72%	74%
Average number of lead agents	1,415	1,327	1,118	1,028	1,010	935	796	756	756

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue by segment:
Brokerage revenue	$123,355	$95,069	$193,498	$149,540
Partner revenue	7,503	5,589	12,285	9,490
Total real estate services revenue	130,858	100,658	205,783	159,030
Properties revenue	$8,986	$1,981	$12,038	$1,981
Other revenue	$2,798	$2,296	$4,715	$3,791
Total revenue	$142,642	$104,935	$222,536	$164,802

Cost of revenue by segment:
Real estate services cost of revenue	85,337	63,436	153,501	114,592
Properties cost of revenue	9,088	2,030	12,430	2,036
Other cost of revenue	3,004	2,509	5,695	4,839
Total cost of revenue	$97,429	$67,975	$171,626	$121,467

Gross profit by segment:
Real estate services gross profit	$45,521	$37,222	52,282	44,438
Properties gross profit	(102)	(49)	(392)	(55)
Other gross profit	(206)	(213)	(980)	(1,048)
Total gross profit	$45,213	$36,960	$50,910	$43,335

Redfin Corporation and Subsidiaries
Reconciliation of GAAP to non-GAAP Financial Measures
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018*	2017	2018*	2017

Net income (loss) attributable to common stock, as reported	$3,207	$(106,617)	$(33,232)	$(159,452)
Adjustments:
Add-back: Accretion of redeemable convertible preferred stock	—	110,921	—	135,690
Net income (loss) attributable to common stock, adjusted	$3,207	$4,304	$(33,232)	$(23,762)
Non-GAAP adjusted net income (loss) per share - basic	$0.04	$0.06	$(0.40)	$(0.34)
Non-GAAP adjusted net income (loss) per share - diluted	$0.04	$0.06	$(0.40)	$(0.34)
Weighted-average shares used to compute non-GAAP adjusted net income (loss) per share — basic	83,164,670	70,335,236	82,590,979	70,262,761
Weighted-average shares used to compute non-GAAP adjusted net income (loss) per share — diluted	90,743,178	74,177,876	82,590,979	70,262,761

Reconciliation of weighted-average shares used to compute net income (loss) per share attributable to common stockholders, from GAAP to non-GAAP —basic and diluted:

Weighted-average shares used to compute GAAP net income (loss) per share attributable to common stockholders — basic	83,164,670	14,913,234	82,590,979	14,840,759

Conversion of redeemable convertible preferred stock as of beginning of period presented	—	55,422,002	—	55,422,002
Weighted-average shares used to compute non-GAAP adjusted net income (loss) per share — basic	83,164,670	70,335,236	82,590,979	70,262,761

Weighted-average shares used to compute GAAP net income (loss) per share attributable to common stockholders — diluted	90,743,178	14,913,234	82,590,979	14,840,759

Conversion of redeemable convertible preferred stock as of beginning of period presented	—	55,422,002	—	55,422,002
Incremental options to purchase common stock		3,842,640
Weighted-average shares used to compute non-GAAP adjusted net income (loss) per share — diluted	90,743,178	74,177,876	82,590,979	70,262,761

* All amounts for 2018 are presented on a GAAP basis and included for comparative purposes.